                                                                     EXHIBIT 4.3



[FACE OF CERTIFICATE]

                                   [AAI logo]
Number                                                                   Shares

DE

                      APPLIED ANALYTICAL INDUSTRIES, INC.

      COMMON STOCK                       SEE REVERSE FOR CERTAIN DEFINITIONS
PAR VALUE $.001 PER SHARE                AND RESTRICTIONS ON TRANSFER, IF ANY

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                                                               CUSIP 037939 10 5

         THIS CERTIFIES THAT



         IS THE OWNER OF

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

                      Applied Analytical Industries, Inc.

(hereinafter called the Corporation) transferable on the books of the Corporation or by the holder hereof in person or by duly authorized Attorney, upon surrender of the Certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                 Secretary                President and Chief Executive Officer

                     Applied Analytical Industries, Inc.
                                Corporate Seal
                                   Delaware

Countersigned and Registered:
                 First Union National Bank of North Carolina
                                                               Transfer Agent
                                                               and Registrar.

By                                                         Authorized Signature

[REVERSE SIDE OF CERTIFICATE]
                      APPLIED ANALYTICAL INDUSTRIES, INC.

         Applied Analytical Industries, Inc. (the "Corporation") is authorized to issue two classes of stock, Common and Preferred, and the Preferred Stock may be issued in one or more series. A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established, from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of determination, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge at the principal office of the Corporation. The Board of Directors of the Corporation has authority to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designations thereof.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common             UNIF GIFT MIN ACT - .............Custodian.............
TEN ENT - as tenants by the entities                              (Cust)               (Minor)
JT TEN  - as joint tenants with right of                         under Uniform Gifts to Minors
          survivorship and not as tenants                      Act................................
          in common                                                          (State)

         Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE



________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________ Shares
of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ____________________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________________

                 _______________________________________________________________
                 NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

By ____________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLIAN PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15